Exhibit 10.2

AMENDMENT TO COYOTE STATION AGREEMENT
FOR SHARING OWNERSHIP OF GENERATING UNIT NO. 1

     The Agreement is made as of the twenty-fourth day of April, 2003, by and between Otter Tail Power Company, a division of Otter Tail Corporation, a Minnesota corporation (“Otter Tail”), Northern Municipal Power Agency, a political subdivision and municipal corporation of the State of Minnesota (“Agency”), Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., a Delaware corporation (“Montana-Dakota”), Northwestern Public Service Company, a division of Northwestern Corporation, a Delaware corporation (“Northwestern”) (collectively “the Parties”).

Recitals

     WHEREAS, Otter Tail, Agency, Montana-Dakota, and Northwestern have entered into an agreement entitled “Coyote Station Agreement for Sharing Ownership of Generating Unit No. 1,” dated as of July 1, 1977, and several amendments (collectively “the Agreement”) providing for the joint ownership and operation of the Coyote Generating Unit No. 1 (“Coyote”); and

     WHEREAS, Otter Tail serves as Operating Agent pursuant to the Agreement, and in such capacity periodically requisitions funds from the plant owners pursuant to Article 15 of the Agreement.

     WHEREAS, also, Otter Tail as Operating Agent uses the requisitioned funds to pay the costs and expenditures for the operation, maintenance and repair of the plant and other plant property, pursuant to Article 15 of the Agreement.

     WHEREAS, Otter Tail has customarily scheduled such requisitions so that the receipt of funds corresponds close in time to the payment date of the costs or expenditures to be made from such funds.

     WHEREAS, Otter Tail, Agency, Montana-Dakota and Northwestern have determined that certain provisions of the Agreement should be changed to reflect Otter Tail’s scheduling of such requisitions and to ensure that the funds received by Otter Tail as the Operating Agent pursuant to such requisitions will be sufficient to pay the expenses of the plant.

     WHEREAS, Otter Tail, Agency, Montana-Dakota and Northwestern support amendment of the Agreement and have agreed to change and amend such agreement as hereinafter provided.

Agreements

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree that the Agreement shall be, and is hereby modified, altered, amended, and changed in the following respects only (shown in strike-underline format for convenience):

     1.     Article 19, Defaults and Remedies, Paragraph 19.4 is amended to read as follows:

19.4 If an Event of Default under this Agreement shall continue for a period of [formerly thirty] five days, or, in the event that the question of whether an Event of Default exists is made the subject of an arbitration pursuant to this Agreement and such Event of Default continues for a period of [formerly thirty] five days following a final determination by the arbitrators (or a court of competent jurisdiction as provided in section 21.9) that an Event of Default exists, then, at any time thereafter while such Event of Default is continuing, the non-defaulting Owners, by giving written notice to the defaulting Owner, may suspend the right of the defaulting Owner to schedule or receive Energy or spinning reserve from or at the Plant, in which case the suspension shall be treated, for purposes of this Agreement, the same as if the defaulting Owner had failed to schedule Energy or spinning reserve hereunder during such suspension, except that the proceeds from the sale by the Agent of such Energy and/or spinning reserve pursuant to section 18.1 shall be applied first to the payment of the defaulting Owner’s share of current costs under this Agreement and then to the payment of any sum owed under this Agreement to any of the other Owners by the defaulting Owner, and any balances thereafter remaining shall be shared by the non-defaulting Owners in the proportion which their respective Ownership Shares bear to the total of their Ownership Shares. Such suspension shall not relieve the defaulting Owner from any of its obligations under this Agreement, including without limitation, its obligations under sections 12.1, 13.2 and 13.4.

     2.     Other than as expressly provided herein, Otter Tail, as Operating Agent, shall make advance requisitions and maintain advanced funds as it has customarily done for the past several years.

     3.     In the event of any conflict, inconsistency, or incongruity between the provision of this Amendment and any of the provisions of the Agreement, provisions of this Amendment shall in all respects govern and control.

     4.     Otter Tail, Agency, Montana-Dakota and Northwestern understand and agree that this Amendment shall in no way act as a waiver of any of the conditions and obligations imposed upon the parties by the Agreement, and any rights which any of the Parties may have by virtue of such Agreement are to be considered as of full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and sealed by their authorized representatives on the date appearing next to their signature blocks, intending thereby that this Agreement shall be effective as of the day and year first written above.

Dated: 4/28/03	OTTER TAIL POWER COMPANY A DIVISION OF OTTERTAIL CORPORATION

	By:	/s/ Charles MacFarlane

Dated: 5/9/03	NORTHERN MUNICIPAL POWER AGENCY, BY AND THROUGH ITS AGENT AND REPRESENTATIVE FOR THE COYOTE COAL PLANT, MINNKOTA POWER COOPERATIVE, INC.

	By:	/s/ David Loer

Dated: 5/6/03	MONTANA-DAKOTA UTILITIES CO. A DIVISION OF MDU RESOURCES GROUP, INC.

	By:	/s/ C. Wayne Fox

Dated: 5/5/03	NORTHWESTERN PUBLIC SERVICE A DIVISION OF NORTHWESTERN CORPORATION

	By:	/s/ Michael J. Hanson